EXHIBIT 4.1

Stock Certificate

                                 NuTek, Inc.
             INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
             50,000,000 SHARES COMMON STOCK AUTHORIZED $0.001 VALUE 5,000,000 SHARES OF PREFERRED STOCK AUTHORIZED $0.001 VALUE

                                                 SHARES

                                                 CUSIP NO.   670589-10-0



THIS CERTIFIES THAT


                       -------------------------------
IS THE RECORD HOLDER OF

         Shares of NuTek, Inc. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.


Dated:

/s/ Murray N. Conradie                /s/  Pamela Horick
------------------------             --------------------
    PRESIDENT                              SECRETARY


  Countersigned & Registered:
  Colonial Stock Transfer
  455 East 400 South, Suite 100
  Salt Lake City, UT  84111

  By:
    ------------------------------------------
       Authorized Signature



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The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship
and not as tenants in common
UNIF GIFT MIN ACT - . . . . Custodian. . . .
                    (Cust)           (Minor)
under Uniform Gifts to Minors Act ____________ (State)
Additional abbreviations may also be used though not in the above list.

For the value received ----------------hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE [       ]

---------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)


----------------- Shares
of capital stock represented by the within Certificate, do hereby irrevocably constitute and appoint

---------------------------

to transfer the sad Shares, on the books of the within names Corporation with full power of substitution in the premises.


Dated -----------------------


X-----------------------------------------------
THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
WRITTERN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERNATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks,
Stockbrokers, Savings and Loan Associations and Credit Unions).


SIGNATURE GUARANTEED:

                             TRANSFER FEE WILL APPLY


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